Exhibit 23(a)
                            INDEPENDENT AUDITORS' CONSENT

	We consent to the incorporation by reference in this Registration Statement of Family Steak Houses of Florida, Inc. on Form S-8 of our report dated February 15, 2002, incorporated by reference in the Annual Report on Form 10-K of Family Steak Houses of Florida, Inc. for the fiscal year ended January 2, 2002.

Deloitte & Touche LLP
Certified Public Accountants
Jacksonville, Florida
August 12, 2002


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